Exhibit 21
VARIAN MEDICAL SYSTEMS, INC.
LIST OF SUBSIDIARIES

Name	State or Other Jurisdiction of Incorporation
Centella Therapeutics, Inc.	DE, USA
Varian BioSynergy, Inc.	DE, USA
Varian Medical Systems Africa Holdings, Inc.	DE, USA
Varian Medical Systems Canada Holdings, Inc.	DE, USA
Varian Medical Systems India Pvt. Ltd.	DE, USA
Varian Medical Systems International Holdings, Inc.	DE, USA
Varian Medical Systems Latin America, Ltd.	DE, USA
Varian Medical Systems Netherlands Holdings, Inc.	DE, USA
Varian Medical Systems Pacific, Inc.	DE, USA
Mansfield Insurance Company	VT, USA
Page Mill Corporation	MA, USA
VivaRay, Inc.	CA, USA
Varian Medical Systems (China) Co. Ltd.	China
Varian Medical Systems (RUS) LLC	Russia
Varian Medical Systems Africa (Pty) Ltd	South Africa
Varian Medical Systems Algeria Spa	Algeria
Varian Medical Systems Arabia Commercial Limited	Saudi Arabia
Varian Medical Systems Australasia Pty Ltd.	Australia
Varian Medical Systems Belgium N.V.	Belgium
Varian Medical Systems Brasil Limitada	Brazil
Varian Medical Systems Canada, Inc.	Canada
Varian Medical Systems Deutschland G.m.b.H.	Germany
Varian Medical Systems Deutschland Holdings G.m.b.H.	Germany
Varian Medical Systems Finland OY	Finland
Varian Medical Systems France	France
Varian Medical Systems Gesellschaft m.b.H.	Austria
Varian Medical Systems Haan G.m.b.H.	Germany
Varian Medical Systems Hungary Kft	Hungary
Varian Medical Systems Iberica S.L.	Spain
Varian Medical Systems Imaging Laboratory G.m.b.H.	Switzerland
Varian Medical Systems India Software Pvt. Ltd.	India
Varian Medical Systems International (India) Pvt. Ltd.	India
Varian Medical Systems International A.G.	Switzerland
Varian Medical Systems Italia S.p.A.	Italy
Varian Medical Systems K.K.	Japan
Varian Medical Systems Korea, Inc.	Korea
Varian Medical Systems Malaysia Sdn. Bhd.	Malaysia
Varian Medical Systems Mauritius Ltd.	Mauritius
Varian Medical Systems Nederland B.V.	Netherlands
Varian Medical Systems Nederland Finance B.V.	Netherlands

Name	State or Other Jurisdiction of Incorporation
Varian Medical Systems Particle Therapy GmbH	Germany
Varian Medical Systems Poland Sp. zo. o	Poland
Varian Medical Systems Scandinavia AS	Denmark
Varian Medical Systems Trading (Beijing) Co., Ltd.	China
Varian Medical Systems UK Holdings Limited	United Kingdom
Varian Medical Systems UK Limited	United Kingdom